UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: May 1, 2020

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

On May 1, 2020, Oragenics, Inc. a Florida corporation (“Oragenics” or the “Company”), completed its acquisition of Noachis Terra Inc., a privately-held Delaware corporation (“Noachis Terra”), dedicated to the development and commercialization of a vaccine candidate to provide specific immunity from the novel Severe Acute Respiratory Syndrome coronavirus (SARS-CoV-2), which causes the coronavirus disease 2019 (“COVID-19”), in accordance with the terms of a Stock Purchase Agreement, dated as of May 1, 2020 (the “Stock Purchase Agreement”), by and among the Company, and Mr. Joseph Hernandez, the sole shareholder of Noachis Terra. On May 1, 2020, pursuant to the Stock Purchase Agreement, the Company acquired from Mr. Hernandez one hundred percent (100%) of the issued and outstanding common stock of Noachis Terra, and Noachis Terra became a wholly-owned subsidiary of the Company (the “Transaction”).

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 1, 2020, the Company entered into a Stock Purchase Agreement with Mr. Joseph Hernandez, the sole shareholder of Noachis Terra, pursuant to which the Company acquired one hundred percent (100%) of the total issued and outstanding common stock of Noachis Terra. In exchange, Mr. Hernandez, received the following: (i) cash consideration equal to $1,925,000, of which approximately $500,000 has been applied to extinguish Noachis Terra’s pre-Transaction liabilities (a portion of which were due to Mr. Hernandez); (ii) 9,200,000 restricted shares of the Company’s common stock, the sale of which shares cannot occur until the earlier of (a) the Company’s share price closing above $2.50 per share, (b) the Company’s announcement that it has received funding from the Biomedical Advanced Research and Development Authority (“BARDA”), or (c) six months from the Transaction’s closing; and (iii) warrants to purchase 9,200,000 shares of the Company’s common stock, which warrants carry an exercise price of $1.25 per share, a five-year term, and may not be exercised until the Company has obtained shareholder approval with respect to the exercisability of the warrants pursuant to the New York Stock Exchange American (“NYSE”) requirements. Following such approval, the warrants may not be exercised until the earlier of (a) notification of BARDA’s willingness to fund development of the TerraCoV2 vaccine product candidate, (b) phase 1 clinical results demonstrating activity, or (c) the first anniversary of the Transaction’s closing.

In addition to the above consideration, Mr. Hernandez is entitled to receive contingent consideration based upon the exercise of certain of the Company’s outstanding warrants as follows: (i) twenty percent (20%) of the cash proceeds received by the Company upon exercise of the Company’s warrants carrying an exercise price of $0.75 and $0.90 and (ii) forty-five percent (45%) of the cash proceeds received by the Company upon exercise of the Company’s warrants carrying an exercise price of $1.00, in each case, for so long as the warrants remain outstanding.

Pursuant to the Stock Purchase Agreement, within thirty (30) days of the Transaction’s closing, the Company must file with the Securities and Exchange Commission a registration statement covering the 9,200,000 shares of the Company’s common stock and the warrants to purchase 9,200,000 shares of the Company’s common stock, which registration statement must be effective within ninety (90) days of the Transaction’s closing.

The foregoing description of the Stock Purchase Agreement and Warrant are not complete and are qualified in their entirety by reference to the Stock Purchase Agreement and Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2020, pursuant to the Company’s bylaws, as amended, the Company’s board of directors approved an increase in the size of the board of directors from five (5) to six (6) individuals. Following the increase in the size of the Company’s board of directors and as of the effective time of the Transaction, Ms. Kim Murphy was appointed to the Company’s board.

Before joining the Company, Ms. Murphy served as Vice President of the Influenza Franchise and Global Vaccine Commercialization Leader at GlaxoSmithKline plc (NYSE: GSK) (“GSK”), where she led the global influenza vaccines business, global pandemic preparedness across vaccines and antivirals, lifecycle management, business development, and global P&L management. Ms. Murphy also served as Vice President and Global Marketing Head for the shingles vaccine, SHINGRIX. From June 2014 to May 2015, Ms. Murphy was Vice President and Lead for the North America Vaccines Integration Planning Team, responsible for the integration planning of GSK’s acquisition of Novartis AG’s vaccine division. From October 2012 to June 2014, Ms. Murphy served as Vice President of U.S. Vaccines Customer Strategy and from March 2011 to October 2012, she served as the Senior Director of U.S. Influenza Portfolio Strategy. Prior to joining GSK in March 2011, Ms. Murphy worked for Novartis Vaccines and Diagnostics Inc., a division of Novartis AG (NYSE: NVS), as the head of the U.S. Meningococcal Franchise. Before working for Novartis, Ms. Murphy enjoyed a distinguished career at Merck & Co., Inc. (NYSE: MRK). Ms. Murphy has previously served in board and advisory roles for a privately-held vaccine development company, the Biotechnology Industry Organization, the Biodefense Advisory Council, and the Saint Joseph’s University Pharmaceutical & Healthcare Marketing MBA Program. Ms. Murphy holds a B.A. degree in English from Old Dominion University and a M.B.A. degree in Marketing from Saint Joseph’s University. Ms. Murphy has also completed the Marketing Excellence Program at the Wharton School of the University of Pennsylvania.

Ms. Murphy brings to the Company’s Board a wealth of experience in the commercialization and marketing of development-stage vaccine candidates, particularly those created by public companies. Ms. Murphy’s skill will be vital to the Company’s development of a vaccine candidate for SARS-CoV-2. In addition, the Board has determined that Ms. Murphy qualifies as an independent director under the NYSE listing standards and the applicable requirements of the Securities and Exchange Commission.

In connection with the appointment of Ms. Murphy to the Company’s board of directors and pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”) as applied to new, nonemployee directors, the Company also granted to Ms. Murphy stock options to purchase 138,664 shares of the Company’s common stock at an exercise price per share equal to the fair market value per share on the date before she became a director, which shares will immediately vest and be exercisable for ten years, subject to early termination under the terms of the Plan.

There are no arrangements or understandings between Ms. Murphy, on the one hand, and the Company or any other persons, on the other, pursuant to which Ms. Murphy was selected as a director. There are no related party transactions between the Company and Ms. Murphy (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

Press Releases

On May 4, 2020, the Company issued a press release announcing the closing of the Transaction, the Stock Purchase Agreement, and the transactions contemplated thereby. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the contents of the press release are hereby incorporated herein by reference.

Additionally, on May 4, 2020, the Company issued a press release announcing Kim Murphy’s appointment to the Company’s board of directors. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and the contents of the press release are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description
4.1	Warrant, dated May 1, 2020.

10.1	Stock Purchase Agreement, dated May 1, 2020.

99.1	Closing Announcement Press Release dated May 4, 2020.

99.2	Director Appointment Press Release dated May 4, 2020.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 4th day of May, 2020.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer